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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549





                                    FORM 8-K

Current report pursuant to Section 13 OR 15(d) of the Securities Exchange Act of
                                     1934

      Date of Report (Date of earliest event reported) November 21, 2000

                              SoloPoint.com, Inc.

            (Exact name of registrant as specified in its chapter)



       California                      0-21037             77-0337580
(State or other jurisdiction    (Commission File Number)   (IRS Employer
of incorporation)                                           Identification No.)


                              130 B Knowles Drive
                              Los Gatos, CA 95032
             (Address of principal executive offices)  (Zip Code)

                                (408) 364 8850
              Registrant's telephone number, including area code


         (Former name or former address, if changed since last report)
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Item 5. Other Events.



     On November 21, 2000, the Board of Directors of the Company decided to begin the orderly wind down of its operations, layoff 11 of 13 employees and undertake efforts to surrender the majority of its assets, including inventory, equipment and intellectual property to its secured creditors. A press release is attached hereto and incorporated herein.



Item 7. Financial Statements and Exhibits.



(a)  Exhibits. The following exhibits are filed as part of this report:



        99.1  Press Release, dated November 22, 2000.
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SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:   November 22, 2000


SoloPoint.com, Inc.


By:  /s/Arthur G. Chang
     ------------------
        Arthur G. Chang
        President and CEO
        (Duly Authorized Officer)